Exhibit 10.17

ORIGINAL

FOURTH AMENDMENT TO LEASE

This “Fourth Amendment to Lease” made and entered into this 10th day of August, 2011, by and between BRANDYWINE OPERATING PARTNERSHIP, L.P., hereinafter referred to as (“Landlord”) and ACCOLADE, INC., hereinafter referred to as (“Tenant”).

WHEREAS, Landlord leased certain premises consisting of 22,782 rentable square feet (“RSF”) of space commonly referred to as Suite 300 (“Original Premises”) located at 600 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462 (“Building”), to Tenant pursuant to that certain Lease dated February 22, 2007, as amended by First Amendment to Lease dated July 24, 2008, as amended by Second Amendment to Lease dated March 3, 2009 and as amended by Third Amendment to Lease dated August 5, 2010, hereinafter collectively referred to as “Lease”; and

WHEREAS, Tenant desires to expand the size of the Original Premises by adding an additional 7,835 RSF of space under the Lease;

NOW, THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1.                                      Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Fourth Amendment to Lease. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Lease. In the event of any inconsistency or conflict between the terms of the Lease as amended by First Amendment to Lease, Second Amendment to Lease, Third Amendment to Lease and this Fourth Amendment to Lease, the terms of this Fourth Amendment to Lease shall govern.

2.                                      Lease of Additional Premises. The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, all that certain space on the fourth floor of the Building (Suite 450) containing approximately 7,835 RSF of space (the “Additional Premises”), as shown on Exhibit “A”, attached hereto and made a part hereof. The term of the Lease for the Additional Premises shall commence (the “Additional Premises Commencement Date”) on the date which is the earlier of (i) when Tenant, with Landlord’s prior consent, assumes possession of the Additional Premises for its Permitted Uses, or (ii) upon Substantial Completion (defined below) of the improvements required to be made by Landlord, under Article 3. Substantial Completion means that the initial improvements called for by this Fourth Amendment to Lease have been completed to the extent that the Additional Premises may be occupied by Tenant for its Permitted Use, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the Additional Premises, if required by law (hereafter, “Substantial Completion”). Tenant understands and acknowledges that Tenant’s compliance with the Tele/Data requirements as set forth on Exhibit “B”, attached hereto, is a prerequisite to Substantial Completion of Landlord’s Work. Tenant covenants that it will comply in good faith with the terms of Exhibit “B”. It is estimated that the Additional Premises Commencement Date shall be on or about December 1, 2011. It is the mutual intention of Landlord and Tenant that the Additional Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided to the contrary in this Fourth Amendment to Lease, and to that end, Landlord and Tenant hereby agree that from and after the Additional Premises Commencement Date, the word “Premises”, as defined in the Lease, shall mean and include both the Original Premises and the Additional Premises, containing a total of 30,617 RSF, unless the context otherwise requires.

3.                                      Landlord’s Work. Landlord, at Landlord’s expense, shall construct and do such other work (collectively, the “Landlord’s Work”) in substantial conformity with the plans and outline specifications of the plan prepared by Meyer Design dated June 3, 2011, which have been initialed by the parties, and which are herein incorporated by reference. Tenant shall be required to approve of permitted plans and finish specifications within thirty

(30) days of receipt from Landlord. Landlord’s Work shall be performed in accordance with generally accepted industry standards and in accordance with all applicable laws. Except for Tenant’s Tele/Data requirement, Landlord, at Landlord’s expense, shall obtain all other licenses and permits necessary to perform the Landlord’s Work.

4.                                      Term. The Lease Term for the Additional Premises shall commence on the Additional Premises Commencement Date as set forth in Article 2 above and shall terminate on June 30, 2021, coterminously with the Original Premises. The Additional Premises Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “C”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery to Tenant, Landlord’s determination of such dates shall be deemed accepted.

5.                                      Fixed Rent:

(a)                                 Tenant shall not be required to pay Fixed Rent or Recognized Expenses, but shall be required to pay electricity/utility charges for the Additional Premises from the date Tenant occupies the Additional Premises through May 31, 2012.

(b)                                 From and after June 1, 2012, Tenant shall pay to Landlord Fixed Rent for the Original Premises and the Additional Premises (30,617 RSF) as follows:

TIME	PER		MONTHLY	FIXED RENT
PERIOD	RSF		INSTALLMENT	PER PERIOD

6/1/12 – 6/30/12	$16.62,	*	$42,404.55	$42,404.55

7/1/12 – 6/30/13	$17.12,	*	$43,680.25	$524,163.04

7/1/13-6/30/14	$17.62,	*	$44,955.96	$539,471.54

7/1/14-6/30/15	$18.12,	*	$46,231.67	$554,780.04

7/1/15-6/30/16	$18.62,	*	$47,507.38	$570,088.54

7/1/16-6/30/17	$19.12,	*	$48,783.09	$585,397.04

7/1/17-6/30/18	$19.62,	*	$50,058.80	$600,705.54

7/1/18-6/30/19	$20.12,	*	$51,334.50	$616,014.04

7/1/19-6/30/20	$20.62,	*	$52,610.21	$631,322.54

7/1/20-6/30/21	$21.12,	*	$53,885.92	$646,631.04

*plus electricity/utility charges and Additional Rent

(c)                                  Notwithstanding anything in the Lease to the contrary, Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth above, in advance on the first day of each calendar month during the Term by (i) check sent to Landlord c/o Brandywine Realty Trust, P.O. Box 11951, Newark, NJ 07101-4951 or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Salem NJ account no. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant. All payments must include the

following information: Building #580 and Lease #   . The Lease number will be provided to Tenant in the Confirmation of Lease Term.

6.                                      Tenant’s Share. From and after the Additional Premises Commencement Date, Tenant’s Share shall be 34.14%, which is 30,617 /89,681.

7.                                      Representations: Landlord and Tenant each hereby confirm that (i) the Lease is in full force and effect and Tenant is currently in possession of the Original Premises and (ii) there are no defaults by Landlord or Tenant under the Lease.

8.                                      Brokerage Commission Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal with any real estate broker or sales representative in connection with this proposed transaction except for Tornetta Realty Corporation. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

9.                                      Binding Effect. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms. If any term of the Lease conflicts with any term in this Fourth Amendment to Lease, the term in the Fourth Amendment to Lease will control. Tenant specifically acknowledges and agrees that Article 18 of the Lease as amended by Article 9 of the First Amendment to Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

11.                               Early Termination. The early termination right set forth in Article 11 of the Third Amendment to Lease also applies to the Additional Premises.

12.                               Renewal. The renewal right provision set forth in Article 12 of the Third Amendment to Lease also applies to the Additional Premises.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Lease the day and year first above written.

WITNESS:	LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	Brandywine Realty Trust,
its general partner

/s/ [ILLEGIBLE]	By:	/s/ Daniel Palazzo
	Name	DANIEL PALAZZO
	Title	VICE PRESIDENT-ASSET MANAGER

ATTEST:	TENANT:
ACCOLADE, INC.

/s/ [ILLEGIBLE]	By:	/s/ Thomas K. Spann
Name:	Name:	Thomas K. Spann
Title: Secretary	Title:

EXHIBIT “A”

SPACE PLAN OF ADDITIONAL PREMISES

TRASH/RECYCLING DETAIL
DEMOLITION PLAN
TOTAL OCCUPANTS
WORKSTATIONS
PLAN

PRELIMINARY PRICING NOTES

PROJECT SPECIFIC NOTES

KEY PLAN

EXHIBIT “B”

TENANT’S TELE/DATA REQUIREMENTS:

Tenant’s requirements for installing voice and data cabling in commercial offices in Plymouth Township are outlined in detail by the Code Enforcement Office for Plymouth Township. This information is available on-line at www.plymouthtownship.org or by calling the Plymouth Township Code Enforcement Office at 610-277-4104.

Tenant shall provide Landlord with its signed and sealed Tele/Data drawings and a copy of its contract with the Tele/Data vendor retained by Tenant no later than four (4) weeks after signing the Amendment or sooner if mutually agreed by Landlord and Tenant.

EXHIBIT “C”

Tenant: ACCOLADE, INC.

Additional Premises: Suite 450, 600 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462

Square Footage of Additional Premises: 7,835 RSF

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the       day of                , 20     , between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, with an office at 555 East Lancaster Avenue, Suite 100, Radnor, PA 19087 (“Landlord”) and ACCOLADE, INC., a Delaware corporation (“Tenant”), with a principal place of business at                                           , who executed a Fourth Amendment to Lease dated for reference purposes as of                            , 2011, covering certain premises located at Suite 450, 600 W. Germantown Pike, Plymouth Meeting, Pennsylvania.

All capitalized terms, if not defined herein, shall be defined as they are defined in the Fourth Amendment to Lease.

1.                                      The Parties to this Memorandum hereby agree that the date of                                    , 2011 is the “Additional Premises Commencement Date” and the date June 30, 2021 is the expiration date of the Lease.

2.                                      Tenant hereby confirms the following:

(a)                                 That it has accepted possession of the Additional Premises pursuant to the terms of the Fourth Amendment to Lease;

(b)                                 That any improvements, including any Landlord’s Work required to be furnished according to the Fourth Amendment to Lease by Landlord have been Substantially Completed;

(c)                                  That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Fourth Amendment to Lease;

(d)                                 That there are no offsets or credits against rentals, and the $182,331.94 Security Deposit has been paid;

(e)                                  That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

3.                                      Landlord hereby confirms to Tenant that its Building Number is 580 and its Lease Number is               . This information must accompany each Rent check or wire payment.

4.                                      Tenant’s Notice Address is:

Accolade, Inc.

600 W. Germantown Pike, Suite 300

Plymouth Meeting, PA 19462

Tenant’s Billing Address is:

5.                                      This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:		LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P.

		By:	Brandywine Realty Trust,
its general partner

By:
Name
Title

ATTEST:		TENANT:
ACCOLADE, INC.

By:
Name:		Name:
Title:	Secretary	Title: